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                                                                   EXHIBIT 23(a)




                              ACCOUNTANTS' CONSENT





The Board of Directors
Compass Bancshares, Inc.


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 14, 2000 included in Compass Bancshares, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.


                                                     /s/ ARTHUR ANDERSEN LLP



Birmingham, Alabama
October 18, 2000